Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION reports

third quarter 2017 earnings of $0.07 per diluted share

•	Portfolio loans increased almost $100 million since September 2016.
•	Deposits increased nearly $59 million during the last 12 months.
•	Credit quality remained strong as nonperforming loans declined 12% to $9.5 million year over year.

JACKSONVILLE, Fla. (October 24, 2017) – Atlantic Coast Financial Corporation (Atlantic Coast or the Company, NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the Bank), today reported earnings per diluted share of $0.07 and $0.25 for the three and nine months ended September 30, 2017, respectively, compared with earnings of $0.10 and $0.29 for the three and nine months ended September 30, 2016, respectively.

Commenting on the Company’s results, John K. Stephens, Jr., President and Chief Executive Officer, said, “I am pleased to report continued momentum in our business during the third quarter and ongoing progress in the implementation of strategies that are expected to enhance future operations. Earnings for the period, while remaining strong, were affected somewhat by unforeseen timing issues surrounding loan sale activity as a result of Hurricane Irma. We anticipate getting back on track with these transactions over the next few quarters. Additionally, I am pleased to note other key signs of the Company’s solid performance, such as 9% loan growth over the trailing 12 months, matched by similar growth in deposits due primarily to strong expansion of our core deposit base. Importantly, these ongoing improvements have occurred against the backdrop of solid and stable credit quality metrics, as seen by an exceptionally low level of OREO at the end of the third quarter. As we now focus on the final quarter of the year and a successful conclusion to 2017, I believe we remain well positioned to pursue and capitalize on the growth opportunities before us and, in turn, continue to solidify our role as a leading community bank in our markets.”

Other significant highlights of the third quarter and first nine months of 2017 included:

•	Net interest income was $6.8 million and $19.8 million for the three and nine months ended September 30, 2017, respectively, compared with $6.9 million and $19.4 million for the three and nine months ended September 30, 2016, respectively. Net interest margin was 3.18% and 3.19% for the three and nine months ended September 30, 2017, respectively, compared with 3.19% and 3.08% for the three and nine months ended September 30, 2016, respectively.

•	Total loans (including portfolio loans, loans held-for-sale, and warehouse loans held-for-investment) increased 9% to $790.5 million at September 30, 2017, from $727.0 million at December 31, 2016, and 2% from $774.3 million at September 30, 2016. The Company’s loan growth since September 30, 2016 and December 31, 2016, was driven primarily by increased commercial real estate lending in all of its markets. This growth was somewhat offset by portfolio mortgage loan sales as part of the Company’s interest rate risk and balance sheet management strategies and decreases in warehouse loans held-for-investment.

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ACFC Reports Third Quarter 2017 Results

October 24, 2017

•	Deposits increased 8% to $676.4 million at September 30, 2017, from $628.4 million at December 31, 2016, and 10% from $617.5 million at September 30, 2016. Deposits, excluding brokered certificates of deposit, increased 13% to $631.4 million at September 30, 2017, from $558.0 million at December 31, 2016, and 15% from $549.0 million at September 30, 2016. Wholesale funding, which includes brokered certificates of deposit and Federal Home Loan Bank advances, decreased 24% to $195.8 million at September 30, 2017, from $259.2 million at December 31, 2016, and 34% from $298.4 million at September 30, 2016. The increase in non-brokered deposits and resulting reduced reliance on wholesale funding was driven primarily by the Company’s commercial deposit strategies put in place during 2016.

•	Total assets increased to $921.9 million at September 30, 2017, from $907.5 million at December 31, 2016, primarily due to increases in portfolio loans, which were partially offset by a decrease in cash and cash equivalents, investment securities and other loans (loans held-for-sale and warehouse loans held-for-investment). Total assets at the end of the third quarter of 2017 decreased from $936.9 million at September 30, 2016, primarily due to a decrease in cash and cash equivalents, investment securities and other loans, which were partially offset by an increase in portfolio loans.

•	Nonperforming assets, as a percentage of total assets, declined to 1.05% at September 30, 2017, from 1.44% at December 31, 2016, and 1.46% at September 30, 2016. Because of the Company’s generally stable credit quality throughout 2016 and continuing through the first nine months of 2017, reflecting an overall slowing pace of loan reclassifications to nonperforming, the Company was able to reduce its loan loss provision for the three and nine months ended September 30, 2017, compared with the same periods in 2016, while maintaining, in management’s view, an adequate ratio of allowance for portfolio loan losses to total portfolio loans.

•	The Bank’s ratios of total risk-based capital to risk-weighted assets and Tier 1 (core) capital to adjusted total assets were 12.99% and 10.03%, respectively, at September 30, 2017, and each continued to exceed the levels required by regulation, currently 10% and 5%, respectively, for a bank to be considered well-capitalized.

Tracy L. Keegan, Executive Vice President and Chief Financial Officer, added, “We were pleased to see net interest margin improve 11 basis points year to date versus the same period in 2016, although we did experience some margin pressure in the third quarter. This compression primarily reflected higher rates paid on deposits and borrowed funds within the context of competitive conditions that have restrained loan yields. Overall, the changes we have implemented in our funding strategies, together with steps taken to improve asset quality, have resulted in a stronger and more diversified balance sheet, one that appropriately supports the Company for continued growth and additional operational improvement.”

Bank Regulatory Capital	At
Key Capital Measures	Sept. 30, 2017	Dec. 31, 2016	Sept. 30, 2016
Total risk-based capital ratio (to risk-weighted assets)	12.99%	14.83%	13.42%
Common equity tier 1 (core) risk-based capital ratio (to risk-weighted assets)	11.87%	13.58%	12.21%
Tier 1 (core) risk-based capital ratio (to risk-weighted assets)	11.87%	13.58%	12.21%
Tier 1 (core) capital ratio (to adjusted total assets)	10.03%	9.44%	9.09%

The decrease in risk-weighted capital ratios at September 30, 2017, compared with September 30, 2016 and December 31, 2016, reflected an increase in risk-weighted assets, due to growth in portfolio loans and a decrease in cash and cash equivalents and investment securities, as well as an increase in the risk weighting of certain portfolio loan categories, partially offset by an increase in equity due to accumulated earnings.

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ACFC Reports Third Quarter 2017 Results

October 24, 2017

Credit Quality	At
	Sept. 30, 2017	Dec. 31, 2016	Sept. 30, 2016
	(Dollars in millions)
Nonperforming loans	$9.5	$10.1	$10.9
Nonperforming loans to total portfolio loans	1.27%	1.57%	1.66%
Other real estate owned	$0.2	$2.9	$2.8
Nonperforming assets	$9.7	$13.0	$13.7
Nonperforming assets to total assets	1.05%	1.44%	1.46%
Troubled debt restructurings performing for less than 12 months under terms of modification(1)	$17.1	$14.6	$14.8
Troubled debt restructurings performing for more than 12 months under terms of modification	$15.9	$20.3	$20.2

(1)	Includes $7.5 million, $7.9 million, and $8.2 million of nonperforming loans at September 30, 2017, December 31, 2016, and September 30, 2016, respectively.

While nonperforming assets have declined for four consecutive quarters, the current level reflects the reclassification of two specific loans to nonperforming status during the third quarter of 2016. That aside, the Company’s overall credit quality remains stable as the general pace of loans reclassified to nonperforming remained slow during the last 12 months. Importantly, OREO declined significantly as of September 30, 2017, compared with that at September 30, 2016 and December 31, 2016, primarily due to the sale of a $2.4 million foreclosed property in the second quarter of 2017.

Provision / Allowance for Loan Losses	At and for the Three Months Ended				At and for the Nine Months Ended
	Sept. 30, 2017		June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
	(Dollars in millions)
Provision for portfolio loan losses	$0.2		$0.2	$0.2	$0.5	$0.6
Allowance for portfolio loan losses	$8.4		$8.2	$8.2	$8.4	$8.2
Allowance for portfolio loan losses to total portfolio loans	1.12%		1.14%	1.24%	1.12%	1.24%
Allowance for portfolio loan losses to nonperforming loans	88.16%		83.61%	74.92%	88.16%	74.92%
Net charge-offs (recoveries)	$(0.0	)(1)	$0.2	$0.1	$0.2	$0.2
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	(0.01)%		0.14%	0.06%	0.04%	0.04%

(1)	Net recoveries totaled $18,000 for the three months ended September 30, 2017.

The Company’s provision for portfolio loan losses has remained within a relatively narrow range over the past year. However, it was down 24% for the three months ended September 30, 2017, compared with the third quarter last year, and was down 20% for the first nine months ended September 30, 2017, versus the first nine months of 2016. This reflects a trend of solid economic conditions across the Company’s markets, which has led to continued low levels of net charge-offs during the last 12 months. The increase in the allowance for portfolio loan losses at September 30, 2017, compared with that at September 30, 2016, was attributable primarily to loan growth, which reflected organic growth supplemented by strategic loan purchases that were offset partially by loan sales, principal amortization, and increased prepayments of one- to four-family residential mortgages and home equity loans. Management believes the allowance for portfolio loan losses at September 30, 2017, is sufficient to absorb losses in portfolio loans as of the end of the period.

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ACFC Reports Third Quarter 2017 Results

October 24, 2017

Net Interest Income	Three Months Ended			Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
	(Dollars in millions)
Net interest income	$6.8	$6.7	$6.9	$19.8	$19.4
Net interest margin	3.18%	3.19%	3.19%	3.19%	3.08%
Yield on investment securities	2.05%	2.35%	2.12%	2.29%	2.07%
Yield on loans	4.31%	4.25%	4.24%	4.27%	4.36%
Total cost of funds	0.98%	0.91%	0.79%	0.90%	0.97%
Average cost of deposits	0.80%	0.75%	0.64%	0.74%	0.61%
Rates paid on borrowed funds	2.02%	1.92%	1.21%	1.91%	1.87%

The slight decrease in net interest margin during the three months ended September 30, 2017, compared with net interest margin for the three months ended September 30, 2016 and June 30, 2017, reflected an increase in rates paid on deposits and borrowed funds, with little to no change in rates on new loans. In addition, margin remains relatively stable given the improved mix in core deposits and growth in noninterest-bearing accounts. The increase in net interest margin during the nine months ended September 30, 2017, compared with net interest margin for the nine months ended September 30, 2016, primarily reflected a decrease in rates paid on funds due to an increase in noninterest-bearing deposits, and an increase in higher-margin interest-earning assets outstanding, reflecting the Company’s ongoing redeployment of excess liquidity to grow its portfolio loans, loans held-for-sale, and warehouse loans held-for-investment.

Noninterest Income / Noninterest Expense / Income Tax Expense	Three Months Ended			Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
	(Dollars in millions)
Noninterest income	$1.2	$1.9	$2.2	$5.7	$7.3
Noninterest expense	$6.1	$6.5	$6.4	$19.2	$19.1
Income tax expense	$0.6	$0.7	$0.9	$2.1	$2.6

The decrease in noninterest income for the three months ended September 30, 2017, compared with that of the three months ended September 30, 2016 and June 30, 2017, primarily reflected lower gains on the sale of investment securities. Additionally, during the third quarter of 2017, gains on the sale of loans held-for-sale was negatively impacted by Hurricane Irma, which delayed the sale of certain loans the Company had anticipated selling during the quarter. The decrease in noninterest income for the three months ended September 30, 2017, compared with that of the three months ended September 30, 2016, also reflected reduced service charges and fees as well as a decrease in miscellaneous operating income related to an escrow account that was forfeited in the year-earlier period in connection with an OREO sale. The decrease in noninterest income for the nine months ended September 30, 2017, compared with that of the nine months ended September 30, 2016, primarily reflected lower gains on the sale of investment securities, lower gains on the sale of portfolio loans, reduced service charges and fees, and a decrease in miscellaneous operating income (as discussed above), partially offset by higher gains on the sale of loans held-for-sale.

The decrease in noninterest expense during the three months ended September 30, 2017, compared with that of the three months ended September 30, 2016 and June 30, 2017, primarily reflected the positive impact of an adjustment to the rate of accrual for FDIC insurance premiums, reducing the amount accrued through the first nine months in line with current expectations for the full year. The decrease in noninterest expense for the three months ended September 30, 2017, compared with that of the three months ended June 30, 2017, also reflected reduced foreclosed asset expense and a decrease in outside professional services expense, partially offset by an increase in occupancy and equipment expense. The nominal increase in noninterest expense during the nine months ended September 30, 2017, compared with that of the nine months ended September 30, 2016, primarily reflected increased data processing expenses associated with ongoing efforts to improve the Company’s IT infrastructure, partially offset by a decrease in occupancy and equipment expense and the aforementioned adjustment to the rate of accrual for FDIC insurance premiums.

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ACFC Reports Third Quarter 2017 Results

October 24, 2017

The decrease in income tax expense for the three and nine months ended September 30, 2017, compared with that of the three and nine months ended September 30, 2016, primarily reflected a decline in income before income tax expense, as well as a decrease in the effective tax rate.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a Florida state-chartered commercial bank. It is a community-oriented financial institution serving the Northeast Florida, Central Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

Forward-looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally are identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plans,” “intends,” “projects,” “targets,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: our ability to enhance future operations through current strategies; our expectation of a recovery in loan sale volume over the next few quarters; the strength of our ratio of allowance for portfolio loan losses to total portfolio loans; our continued growth and operational improvement; and the allowance for portfolio loan losses being sufficient to absorb losses in respect of portfolio loans. The Company’s consolidated financial results and the forward-looking statements could be affected by many factors, including but not limited to: general economic trends and changes in interest rates; increased competition; changes in demand for financial services; the state of the banking industry generally; uncertainties associated with newly developed or acquired operations; market disruptions; and cyber-security risks. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 38 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The forward-looking statements contained in this release are made as of the date of this release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ACFC Reports Third Quarter 2017 Results

October 24, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Interest and dividend income:
Loans, including fees	$8,364	$8,028	$7,961	$23,861	$23,399
Securities and interest-earning deposits in other financial institutions	347	393	521	1,159	1,785
Total interest and dividend income	8,711	8,421	8,482	25,020	25,184

Interest expense:
Deposits	1,363	1,261	962	3,712	2,606
Securities sold under agreements to repurchase	--	--	--	--	1
Federal Home Loan Bank advances	595	509	658	1,532	3,220
Other borrowings	--	--	--	--	1
Total interest expense	1,958	1,770	1,620	5,244	5,828

Net interest income	6,753	6,651	6,862	19,776	19,356
Provision for portfolio loan losses	167	191	220	458	569
Net interest income after provision for portfolio loan losses	6,586	6,460	6,642	19,318	18,787

Noninterest income:
Service charges and fees	452	454	592	1,340	1,788
Gain on sale of securities available-for-sale	9	400	493	409	1,321
Gain on sale of portfolio loans	--	--	9	--	227
Gain on sale of loans held-for-sale	186	391	235	2,119	1,598
Bank owned life insurance earnings	117	118	117	352	349
Interchange fees	315	339	326	983	1,033
Other	156	217	425	512	991
Total noninterest income	1,235	1,919	2,197	5,715	7,307

Noninterest expense:
Compensation and benefits	3,544	3,527	3,562	10,558	10,532
Occupancy and equipment	642	548	658	1,745	1,863
FDIC insurance premiums	34	121	135	290	473
Foreclosed assets, net	(6)	219	--	293	254
Data processing	581	582	587	1,774	1,556
Outside professional services	458	562	487	1,557	1,497
Collection expense and repossessed asset losses	82	95	101	316	363
Other	810	842	836	2,658	2,536
Total noninterest expense	6,145	6,496	6,366	19,191	19,074

Income before income tax expense	1,676	1,883	2,473	5,842	7,020
Income tax expense	561	691	917	2,058	2,604
Net income	$1,115	$1,192	$1,556	$3,784	$4,416

Net income per basic and diluted share	$0.07	$0.08	$0.10	$0.25	$0.29

Basic and diluted weighted average shares outstanding	15,430	15,423	15,420	15,424	15,417

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ACFC Reports Third Quarter 2017 Results

October 24, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Balance Sheets (Unaudited)

(Dollars in thousands)

	Sept. 30, 2017	Dec. 31, 2016	Sept. 30, 2016
ASSETS
Cash and due from financial institutions	$4,091	$3,744	$3,692
Short-term interest-earning deposits	38,143	56,149	46,215
Total cash and cash equivalents	42,234	59,893	49,907
Securities available-for-sale	39,113	65,293	49,003
Portfolio loans, net of allowance of $8,405, $8,162 and $8,150, respectively	745,260	639,245	646,641
Other loans:
Loans held-for-sale	5,025	7,147	8,057
Warehouse loans held-for-investment	40,262	80,577	119,616
Total other loans	45,287	87,724	127,673

Federal Home Loan Bank stock, at cost	7,228	8,792	10,542
Land, premises and equipment, net	14,360	14,945	15,018
Bank owned life insurance	17,887	17,535	17,419
Other real estate owned	188	2,886	2,785
Accrued interest receivable	2,034	1,979	1,938
Deferred tax assets, net	5,836	6,752	6,440
Other assets	2,508	2,415	9,527
Total assets	$921,935	$907,459	$936,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$70,029	$59,696	$56,607
Interest-bearing demand	89,503	106,004	110,868
Savings and money markets	294,804	224,987	210,675
Time	222,080	237,726	239,346
Total deposits	676,416	628,413	617,496
Federal Home Loan Bank advances	150,842	188,758	229,925
Accrued expenses and other liabilities	3,283	3,270	3,346
Total liabilities	830,541	820,441	850,767

Common stock, additional paid-in capital, retained deficit, and other equity	92,563	88,644	86,528
Accumulated other comprehensive loss	(1,169)	(1,626)	(402)
Total stockholders’ equity	91,394	87,018	86,126
Total liabilities and stockholders’ equity	$921,935	$907,459	$936,893

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ACFC Reports Third Quarter 2017 Results

October 24, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Selected Consolidated Financial Ratios and Other Data (Unaudited)

(Dollars in thousands)

	At and for the Three Months Ended Sept. 30,		At and for the Nine Months Ended Sept. 30,
	2017	2016	2017	2016
Interest rate
Net interest spread	3.02%	3.09%	3.05%	2.97%
Net interest margin	3.18%	3.19%	3.19%	3.08%
.
Average balances
Portfolio loans receivable, net	$728,755	$655,221	$695,793	$644,494
Warehouse loans held-for-investment	36,024	76,195	37,099	57,572
Total interest-earning assets	850,274	860,780	827,072	836,974
Total assets	889,241	909,303	867,970	887,685
Deposits	677,780	599,678	668,338	570,359
Total interest-bearing liabilities	724,806	760,879	708,070	746,314
Total liabilities	798,014	822,754	778,074	803,273
Stockholders’ equity	91,227	86,549	89,896	84,412
.
Performance ratios (annualized)
Return on average total assets	0.50%	0.68%	0.58%	0.66%
Return on average stockholders’ equity	4.89%	7.19%	5.61%	6.98%
Ratio of operating expenses to average total assets	2.76%	2.80%	2.95%	2.86%
.
Credit and liquidity ratios
Nonperforming loans	$9,534	$10,878	$9,534	$10,878
Foreclosed assets	188	2,785	188	2,785
Impaired loans	34,935	37,812	34,935	37,812
Nonperforming assets to total assets	1.05%	1.46%	1.05%	1.46%
Nonperforming loans to total portfolio loans	1.27%	1.66%	1.27%	1.66%
Allowance for loan losses to nonperforming loans	88.16%	74.92%	88.16%	74.92%
Allowance for loan losses to total portfolio loans	1.12%	1.24%	1.12%	1.24%
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	(0.01)%	0.06%	0.04%	0.04%
Ratio of gross portfolio loans to total deposits	111.42%	106.04%	111.42%	106.04%
.
Capital ratios
Tangible stockholders’ equity to tangible assets (1)	9.91%	9.19%	9.91%	9.19%
Average stockholders’ equity to average total assets	10.26%	9.52%	10.36%	9.51%
.
Other Data
Tangible book value per share (1)	$5.88	$5.55	$5.88	$5.55
Stock price per share	8.81	6.33	8.81	6.33
Stock price per share to tangible book value per share (1)	149.93%	113.99%	149.93%	113.99%
.

(1)	Non-GAAP financial measure. Because the Company does not currently have any intangible assets, tangible stockholders’ equity is equal to stockholders’ equity, tangible assets is equal to assets, and tangible book value is equal to book value. Accordingly, no reconciliations are required for these measures.
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ACFC Reports Third Quarter 2017 Results

October 24, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Average Balances, Net Interest Income, Yields Earned and Rates Paid (Unaudited)

(Dollars in thousands)

	Three Months Ended Sept. 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
Interest-earning assets:
Loans	$776,391	$8,364	4.31%	$750,222	$7,961	4.24%
Investment securities	40,119	206	2.05%	70,175	372	2.12%
Other interest-earning assets	33,764	141	1.68%	40,383	149	1.47%
Total interest-earning assets	850,274	8,711	4.10%	860,780	8,482	3.94%
Noninterest-earning assets	38,967			48,523
Total assets	$889,241			$909,303

Interest-bearing liabilities:
Interest-bearing demand accounts	$101,132	$102	0.40%	$102,012	$113	0.45%
Savings deposits	59,351	18	0.12%	59,028	17	0.11%
Money market accounts	229,403	553	0.96%	142,374	243	0.68%
Time deposits	217,108	690	1.27%	239,524	589	0.98%
Federal Home Loan Bank advances	117,812	595	2.02%	217,941	658	1.21%
Other borrowings	--	--	--%	--	--	--%
Total interest-bearing liabilities	724,806	1,958	1.08%	760,879	1,620	0.85%
Noninterest-bearing liabilities	73,208			61,875
Total liabilities	798,014			822,754
Total stockholders’ equity	91,227			86,549
Total liabilities and stockholders’ equity	$889,241			$909,303

Net interest income		$6,753			$6,862
Net interest spread			3.02%			3.09%
Net interest-earning assets	$125,468			$99,901
Net interest margin			3.18%			3.19%
Average interest-earning assets to average interest-bearing liabilities		117.31%			113.13%

	Nine Months Ended Sept. 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
Interest-earning assets:
Loans	$744,388	$23,861	4.27%	$716,189	$23,399	4.36%
Investment securities	45,251	777	2.29%	84,521	1,315	2.07%
Other interest-earning assets	37,433	382	1.36%	36,264	470	1.73%
Total interest-earning assets	827,072	25,020	4.03%	836,974	25,184	4.01%
Noninterest-earning assets	40,898			50,711
Total assets	$867,970			$887,685

Interest-bearing liabilities:
Interest-bearing demand accounts	$113,967	$397	0.46%	$103,177	$340	0.44%
Savings deposits	59,362	53	0.12%	59,070	46	0.10%
Money market accounts	202,569	1,339	0.88%	124,710	585	0.63%
Time deposits	225,161	1,923	1.14%	230,046	1,635	0.95%
Securities sold under agreements to repurchase	--	--	--%	109	1	1.56%
Federal Home Loan Bank advances	107,011	1,532	1.91%	229,147	3,220	1.87%
Other borrowings	--	--	1.27%	55	1	1.62%
Total interest-bearing liabilities	708,070	5,244	0.99%	746,314	5,828	1.04%
Noninterest-bearing liabilities	70,004			56,959
Total liabilities	778,074			803,273
Total stockholders’ equity	89,896			84,412
Total liabilities and stockholders’ equity	$867,970			$887,685

Net interest income		$19,776			$19,356
Net interest spread			3.05%			2.97%
Net interest-earning assets	$119,002			$90,660
Net interest margin			3.19%			3.08%
Average interest-earning assets to average interest-bearing liabilities		116.81%			112.15%

-END-